Exhibit 99.2

FOR IMMEDIATE RELEASE
June 18, 2009

PACIFIC ASIA PETROLEUM, INC. TO HOST INVESTOR CONFERENCE CALL ON ENHANCED OIL RECOVERY AND PRODUCTION VENTURE AND PROVIDE OPERATIONAL UPDATE

Hartsdale, N.Y. June 18, 2009 – Pacific Asia Petroleum, Inc. (OTC BB: PFAP.OB) announced today that it will host a conference call with its shareholders on June 30, 2009. The Company’s President and CEO, Frank Ingriselli, will discuss its recently signed Enhanced Oil Recovery & Production (“EORP”) venture and also provide an update on the Company’s operations. At the end of the presentation, there will be a period to take shareholder questions.

Date: June 30, 2009 (Tuesday)

Time: 1:30pm PST / 4:30pm EST

Participate: To participate in the conference call, please dial (877) 723-9502 (U.S) at least 10 minutes prior to the start of the call.

Listen only: A live webcast of the call will be available at the Company's website
www.papetroleum.com. Questions can also be submitted beforehand through the website.

Replay: The webcast will be archived on the Company's website following the call.

About Pacific Asia Petroleum, Inc.
Pacific Asia Petroleum, Inc. is engaged in the business of oil and gas exploration, development, production and distribution in Asia and the Pacific Rim countries, with a specific focus on developing a broad range of energy opportunities, including clean and environmentally friendly natural gas ventures, in China. The company’s executive offices are located in Hartsdale, New York, and the company also has offices in Beijing, China and California.

Media Contact:
Pacific Asia Petroleum, Inc.
Bonnie Tang
bonnietang@papetroleum.com

250 East Hartsdale Ave.
Hartsdale, NY 10530
(914) 472-6070
www.papetroleum.com

Investor Relations Contact:

Liviakis Financial Communications, Inc
John Liviakis
(415) 389-4670
John@Liviakis.com
www.liviakis.com
655 Redwood Hwy, Suite 395
Mill Valley, CA 94941